SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2005

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2004, the board of directors of Symmetricom, Inc. (“Symmetricom”) approved a cash bonus plan for fiscal year 2006 (the “Plan”).  Bonuses under the Plan may be up to 150% of an employee’s base salary, and will be based upon the company’s revenue and earnings in fiscal 2006 in comparison to certain target amounts and upon the achievement of personal goals.  Payments under the Plan will be made on a semi-annual basis at the rate of 30% of the annual bonus amount for first half of the year, and the balance of 70% of the annual bonus amount will be made at the year end.  Payments under the Plan will be made within sixty days of the end of each six month period.  Employees must be on the payroll for the last work day of the six month period to be eligible to participate in the Plan.

Item 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On August 4, 2005, the board of directors of Symmetricom adopted amended and restated bylaws of the company (the “Amended and Restated Bylaws”), a copy of which is attached hereto as Exhibit 3.1.  The Amended and Restated Bylaws update the indemnification provisions of Article 5 to (i) exempt from the mandatory indemnification provisions of the bylaws certain actions brought by directors and officers; (ii) provide for permissive, rather than mandatory, indemnification of Symmetricom’s employees and agents other than directors or officers against liabilities and expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of Symmetricom; (iii) provide for the mandatory, rather than permissive, advancement of expenses to directors and officers upon receipt of an undertaking to repay such amount if it is ultimately determined that such person is not entitled to indemnification; and (iv) conform the provision regarding advancement of expenses to the advancement of expenses provision of Section 145 of the Delaware General Corporation Law.  The Amended and Restated Bylaws are effective as of the date of adoption.

Item 5.05    AMENDMENTS TO ARTICLES REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On August 4, 2005, the board of directors of Symmetricom adopted a revised Code of Business Conduct and Ethics (the “Revised Code”), a copy of which is attached hereto as Exhibit 14.1.  The Revised Code modified the conflict of interest provisions to preclude specified relationships with material customers, suppliers or competitors, rather than a categorical preclusion of such specified relationships with all customers, suppliers and competitors.  The Revised Code specifies that (i) a company is a “material” customer if the company has made payments to the Company in the past fiscal year in excess of $200,000 or 5% of the Company’s gross revenues, whichever is greater; (ii) a company is a “material” supplier if the company has received payments from the Company in the past fiscal year in excess of $200,000 or 5% of the supplier’s gross revenues, whichever is greater; and (iii) a company is a “material” competitor if the company competes in the Company’s line of business and has annual gross revenues from such line of business in excess of $15 million.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Symmetricom, Inc.

14.1	Code of Business Conduct and Ethics, effective as of August 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2005	By:	/s/ William Slater
William Slater
Chief Financial Officer and Secretary

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